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                                                                  Exhibit 10.171

                                 FIRST AMENDMENT

         THIS FIRST AMENDMENT (this "Amendment") dated as of June 30, 2001, to
                                     ---------
the Loan Agreement referenced below, is by and among Spotlight Health, Inc., a Delaware corporation (the "Borrower"), Pharmaceutical Product Development, Inc.,
                           --------
a North Carolina corporation (the "Company"), and First Union National Bank (the
                                   -------
"Bank"). Terms used herein but not otherwise defined herein shall have the
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meanings provided to such terms in the Loan Agreement.

                               W I T N E S S E T H

         WHEREAS, a $2 million credit facility has been established in favor of the Borrower pursuant to the terms of that Loan Agreement dated as of January 24, 2001 (as amended and modified from time to time, the "Loan Agreement") among
                                                          --------------
the Borrower, the Company and the Bank;

         WHEREAS, the Borrower has requested certain modifications to Loan Agreement; and

         WHEREAS, the Bank has agreed to the modifications on the terms and conditions set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Amendments.  The Loan Agreement is amended in the following
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respects:

                  (a) In Section 1.1 of the Loan Agreement, the following definitions are added or amended to read as follows:

                           "Committed Amount" means the aggregate amount of the
                            ----------------
                           commitments of the Bank hereunder, being initially $2,000,000.

                           "Consolidated EBITDA" means, for any period for the
                            -------------------
                           Company and its subsidiaries on a consolidated basis, the sum of (i) Consolidated Net Income, plus (ii) to
                                                                   ----
                           the extent deducted in determining net income, (A) Consolidated Interest Expense, (B) taxes and (C) depreciation and amortization, in each case on a consolidated basis determined in accordance with GAAP.

                           "Consolidated EBITDAR" means, for any period for the
                            --------------------
                           Company and its subsidiaries on a consolidated basis, the sum of Consolidated EBITDA plus rental and lease
                                                          ----
                           expense, in each case on a consolidated basis determined in accordance with GAAP

                           "Consolidated Fixed Charge Coverage Ratio" means, as
                            ----------------------------------------
                           of the last day of each fiscal quarter, the ratio of Consolidated EBITDAR for the period of four consecutive fiscal quarters ending as of such day to Consolidated Fixed Charges for the period of four consecutive fiscal quarters ending as of such day.

                           "Consolidated Senior Funded Debt" means Consolidated
                            -------------------------------
                           Funded Debt that is not Subordinated Debt.

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                           "Consolidated Senior Leverage Ratio" means, as of the
                            ----------------------------------
                           last day of each fiscal quarter, the ratio of Consolidated Senior Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

                           "Consolidated Total Leverage Ratio" means, as of the
                            ---------------------------------
                           last day of each fiscal quarter, the ratio of Consolidated Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

                           "Subordinated Debt" means any indebtedness of the
                            -----------------
                           Company or any of its subsidiaries which by its terms is expressly subordinated in right of payment to the prior payment of the obligations of the Company and its subsidiaries under the PPD Loan Agreement on terms and conditions and evidenced by documentation satisfactory to the Bank.

                           "Termination Date" means December 31, 2001, or such
                            ----------------
                           later date as to which the Bank may agree in its sole discretion.

                  (b) Section 2.3 of the Loan Agreement is amended to read as follows:

                           2.3 Interest Rate. Loans outstanding hereunder shall
                               -------------
                           bear interest at a per annum rate equal to (i) for any day that the average amount of outstanding Loans for such day exceeds an amount equal to fifty percent (50%) of the Committed Amount, the LIBOR Rate plus
                                                                         ----
                           0.900%, (ii) for any day that the average amount of outstanding Loans for such day is less than an amount equal to fifty percent (50%) of the Committed Amount, the LIBOR Rate plus 0.650% or (iii) the Prime Rate,
                                          ----
                           as the Borrower may elect; provided that after the
                                                      --------
                           occurrence and during the continuance of an Event of Default, the principal and, to the extent permitted by law, interest on the Loan and any other amounts owing hereunder shall bear interest, payable on demand, at a rate equal to the Prime Rate plus two
                                                                     ----
                           percent (2%). Interest will be payable in arrears on each Interest Payment Date.

                  (c) Section 6.5 of the Loan Agreement is amended to read as follows:

                           6.5      Financial Covenants.  The Company will
                                    -------------------
                           comply with the following financial covenants:

                                    (a)   Consolidated Total Leverage Ratio. As
                                          ---------------------------------
                           of the last day of each fiscal quarter, the Consolidated Total Leverage Ratio shall be not less than 3.25:1.0.

                                    (b)   Consolidated Senior Leverage Ratio. As
                                          ----------------------------------
                           of the last day of each fiscal quarter, the Consolidated Senior Leverage Ratio shall be not less than 2.0:1.0.

                                    (c)   Consolidated Fixed Charge Coverage
                                          ----------------------------------
                           Ratio. As of the last day of each fiscal quarter, the
                           ------
                           Consolidated Fixed Charge Coverage Ratio shall be not less than 3.0:1.0.

         2. This Amendment shall be effective upon satisfaction of the following conditions precedent:

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            (a) execution of this Amendment by the Borrower, the Guarantor and the Bank; and

            (b) receipt by the Bank of certified resolutions of the Borrower and the Guarantor approving this Amendment and the terms hereof.

         3. Except as expressly modified hereby, all of the terms and provisions of the Loan Documents (including schedules and exhibits thereto) shall remain in full force and effect.

         4. The Borrower agree to pay all reasonable costs and expenses of the Bank in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

         5. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         6. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Sixth Amendment to be duly executed and delivered as of the date first above written.

BORROWER:             SPOTLIGHT HEALTH, INC.,
                      a Delaware corporation

                      By: /s/ Tyler J. Spring
                          -------------------------------
                      Name:   Tyler J. Spring
                      Title:  Senior Vice President, Chief Financial Officer

COMPANY: PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation

                      By: /s/ Fred B. Davenport, Jr.
                          -------------------------------
                      Name:   Fred B. Davenport, Jr.
                      Title:  Executive Vice President

BANK:                 FIRST UNION NATIONAL BANK

                      By: /s/ Keith S. Law
                          -------------------------------
                      Name:   Keith S. Law
                      Title:  Vice President